UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 31, 2020

LogMeIn, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34391	20-1515952
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

320 Summer Street Boston, Massachusetts	02210
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781)-638-9050

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	LOGM	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

On August 31, 2020, LogMeIn, Inc., a Delaware corporation (the “Company”), completed the transactions contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 17, 2019, by and among the Company, Logan Parent, LLC, a Delaware limited liability company (“Parent”), and Logan Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”). At the closing, Merger Sub merged with and into the Company, with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Parent (the “Merger”). Parent is controlled by Francisco Partners, a technology-focused global private equity firm, and Evergreen Coast Capital Corp., the technology-focused private equity affiliate of Elliott Management Corporation, an investment management firm.

Item 1.01	Entry into a Material Definitive Agreement.

Indenture Governing 5.50% Senior Secured Notes Due 2027

On August 31, 2020 (the “Closing Date”) Merger Sub completed the sale of $950 million in aggregate principal amount of 5.50% Senior Secured Notes due 2027 (the “Notes”) in a private placement to qualified institutional buyers under Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside the United States pursuant to Regulation S under the Securities Act. The Notes were issued pursuant to an indenture, dated as of the Closing Date (the “Indenture”), among Merger Sub, the Company, Parent, the subsidiaries of the Parent acting as guarantors party thereto, and U.S. Bank National Association, as trustee and collateral agent. Following the Merger, the Company will assume the obligations of Merger Sub under the Indenture by operation of law.

Credit Agreements

On the Closing Date, Parent, Merger Sub, the Company, and certain of its subsidiaries entered into a First Lien Credit Agreement with Barclays Bank PLC, as administrative agent and collateral agent, and the other lenders party thereto (the “First Lien Credit Agreement”) and a Second Lien Credit Agreement with Barclays Bank PLC, as administrative agent and collateral agent, and the other lenders party thereto (the “Second Lien Credit Agreement” and together with the First Lien Credit Agreement, the “Credit Agreements”).

The First Lien Credit Agreement provides for (i) a $1.75 billion seven-year first priority secured term loan facility and (ii) a $250 million five-year first priority secured revolving credit facility. The Second Lien Credit Agreement provides for a $500 million eight-year second priority secured term loan facility.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the consummation of the Merger, on August 31, 2020, the Company repaid in full all outstanding amounts under its Amended and Restated Credit Agreement, dated as of February 1, 2017, by and among the Company, LogMeIn USA, Inc., and a syndicate of banks (the “Lenders”) for which JPMorgan Chase Bank, N.A. acted as Administrative Agent and J.P. Morgan Chase Bank N.A., Wells Fargo Securities, LLC, and RBC Capital Markets acted as Joint Bookrunners, Lead Arrangers, and Syndication Agents (the “Existing Credit Agreement”), terminated the Existing Credit Agreement and all commitments by the Lenders to extend further credit thereunder in accordance with its terms and any guarantees, liens and other security in connection therewith were terminated and/or released, as applicable.

The Existing Credit Agreement is more fully described in the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 1, 2017, which description is incorporated herein by reference. The description of the Existing Credit Agreement incorporated by reference is not complete and is subject to and entirely qualified by reference to the full text of the Existing Credit Agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note and under Items 3.03, 5.01, 5.02, 5.03 and 8.01 is incorporated herein by reference into this Item 2.01.

On August 31, 2020, the Company completed its previously announced sale to affiliates controlled by Francisco Partners and Evergreen Coast Capital Corp. Pursuant to the Merger Agreement, Merger Sub merged with and into the Company on August 31, 2020, with the Company surviving the Merger as a wholly-owned subsidiary of Parent.

As a result of the Merger, at the effective time of the Merger (the “Effective Time”), each share of common stock, $0.01 par value, of the Company (“Company Common Stock”) issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock owned by the Company, Merger Sub, Parent, or any of their respective direct or indirect wholly-owned subsidiaries, in each case not held on behalf of third parties, and shares of Company Common Stock owned by stockholders of the Company who have properly demanded and not withdrawn a demand for, lost or waived their right to, or otherwise failed to perfect appraisal rights for such shares of Company Common Stock under Section 262 of the Delaware General Corporation Law) was converted into the right to receive $86.05 in cash, without interest (the “Merger Consideration”).

At the Effective Time, each outstanding option to purchase shares of Company Common Stock (whether vested or unvested) (each a “Company Option”) was cancelled and converted into the right to receive (without interest), an amount in cash equal to the product of (x) the total number of shares of Company Common Stock underlying such Company Option immediately prior to the Effective Time multiplied by (y) the excess, if any, of (A) the Merger Consideration over (B) the exercise price per share of such Company Option. All Company Options with an exercise price per share greater than or equal to the Merger Consideration were cancelled for no consideration.

At the Effective Time, each outstanding Company restricted stock unit subject only to service-based vesting conditions (each a “Company RSU”) was cancelled and converted into the right to receive (without interest) an amount in cash equal to the product of (x) the total number of shares of Company Common Stock underlying such Company RSU, multiplied by (y) the Merger Consideration, which such amounts shall be paid in accordance with, and subject to satisfaction of, the same vesting and settlement schedule and other terms and conditions as was applicable to the corresponding Company RSU immediately prior to the Effective Time.

At the Effective Time, each outstanding Company restricted stock unit subject to performance-based vesting conditions or a requirement to satisfy performance conditions to earn the units or the shares of Company Common Stock covered thereby (each a “Performance RSU”) was earned (meaning eligible to vest upon satisfaction of service-based vesting conditions) (i) with respect to Performance RSUs that were subject to market-based vesting conditions, as to the number of shares of Company Common Stock subject to such award that would have been earned based on the Company’s actual level of achievement as of the Effective Time, at the price per share of the Merger Consideration and (ii) with respect to the Performance RSUs that are subject to revenue-based vesting conditions, as to the number of shares of Company Common Stock subject to such award that would vest based on target-level achievement, and, in each case, after giving effect to such achievement, was cancelled and converted into the right to receive (without interest) an amount in cash equal to the product of (x) the number of earned shares of Company Common Stock underlying such award, multiplied by (y) the Merger Consideration, which such amounts shall be paid in accordance with, and subject to satisfaction of, the same service-based vesting conditions (for example, continued employment through the end of the applicable performance period), if any, and settlement schedule and other terms and conditions applicable to the corresponding Performance RSU as was in effect immediately prior to the Effective Time, including any double-trigger vesting accelerations.

The foregoing description of the Merger Agreement and the Merger is not complete and is subject to and entirely qualified by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K/A filed with the SEC on filed on December 18, 2019.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in the Introductory Note and under Item 1.01 is incorporated herein by reference into this Item 2.03.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, the Company requested that the Nasdaq Global Select Market (the “NASDAQ”) suspend trading of Company Common Stock on August 31, 2020, remove Company Common Stock from listing and file a Form 25 with the SEC to report the delisting of Company Common Stock from NASDAQ. NASDAQ filed a Form 25 on August 31, 2020 to provide notification of such delisting and to effect the deregistration of Company Common Stock under Section 12(b) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file a Form 15 with the SEC to terminate the registration of Company Common Stock under the Exchange Act and to suspend the Company’s reporting obligations under the Exchange Act with respect to Company Common Stock. The information set forth in the Introductory Note and under Item 2.01 is incorporated herein by reference into this Item 3.01.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and under Items 2.01, 3.01, 5.01 and 5.03 is incorporated herein by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

As a result of the consummation of the Merger, a change of control of the registrant occurred, and the Company became a wholly-owned subsidiary of Parent. The aggregate cash consideration paid by Parent to Company stockholders in the Merger was approximately $4.3 billion. Parent funded the Merger Consideration with a combination of equity investments from affiliates of Francisco Partners and Evergreen Coast Capital Corp. and borrowings under the Credit Agreements. The information set forth in the Introductory Note and under Items 1.01, 2.01, 2.03, 3.03, 5.02 and 5.03 is incorporated herein by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the consummation of the Merger, all of the members of the board of directors of the Company immediately prior to the Effective Time ceased to be directors of the Company at the Effective Time and Andrew Kowal, Mike Kohlsdorf, Christine Wang, Daniel Lynn, Jesse Cohn, Jason Genrich and William R. Wagner became directors of the Company. The information set forth in the Introductory Note and under Item 2.01 is incorporated herein by reference into this Item 5.02.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As of the Effective Time, the Amended and Restated Certificate of Incorporation of the Company that was in effect immediately before the Effective Time was amended and restated to be in the form attached hereto as Exhibit 3.1. In addition, at the Effective Time, the Company’s bylaws, as in effect immediately prior to the Effective Time, were amended and restated in their entirety to be in the form of the bylaws of Merger Sub in effect immediately prior to the Effective Time. The bylaws are attached hereto as Exhibit 3.2. The information set forth in the Introductory Note and under Item 2.01 is incorporated herein by reference into this Item 5.03.

Item 8.01	Other Events.

On August 31, 2020, the Company issued a press release announcing the closing of the Merger. The press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

The full text of the press release issued in connection with this announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The following exhibit relating to Item 5.02 shall be deemed to be furnished, and not filed:

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated December 17, 2019, by and among LogMeIn, Inc., Logan Parent, LLC and Logan Merger Sub, Inc. (incorporated by reference from Exhibit 2.1 to the Current Report on Form 8-K/A of LogMeIn, Inc. filed on December 18, 2019).

3.1	Amended and Restated Certificate of Incorporation of LogMeIn, Inc.

3.2	Amended and Restated Bylaws of LogMeIn, Inc.

99.1	Press release entitled “Francisco Partners and Evergreen Coast Capital Complete Acquisition of LogMeIn,” issued by the Company on August 31, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOGMEIN, INC

Date: August 31, 2020	By:	/s/ Michael J. Donahue
Michael J. Donahue
SVP, General Counsel & Secretary